Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION ANNOUNCES THE SUCCESSFUL COMPLETION OF ITS BOULDIN LAKE FIELD CONFIRMATION WELL, OTHER COMPLETIONS AND PROVIDES OPERATIONAL UPDATE

          Austin, TX – December 7, 2005 -- Brigham Exploration Company (NASDAQ:BEXP) today announced the successful completion of the Grisham #1 at an initial rate of 7.1 MMcfed.  The Grisham #1 was the first well offsetting the Wyse #1, Brigham’s early 2005 Lower Frio discovery of the Bouldin Lake Field.  Brigham also announced the successful completion of the Upper Vicksburg “Brigham Sand” in the Sullivan C-31 at an initial rate of approximately 10.1 MMcfed, and updated other operations.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Well	Objective	Category	WI%	NRI	Status / Comments

Grisham #1	Lwr Frio	Dev	50%	40%	Completed @ 7.1 MMcfed with strong pressures, additional apparent pay behind pipe
Sullivan C-31	Vicksburg	Dev	100%	76%	Brigham Sand completed @ 10.1 MMcfed, will be commingled with deeper intervals
Imhoff #1	Lwr Frio	Exp	75%	59%	Encountered approximately 24’ of apparent net pay, currently completing
B.K. Dillard #1	Lwr Frio	Exp	75%	56%	Encountered only 4’ of apparent pay, attempting completion
Bayou Bengal B #13	Lwr Frio	Exp	75%	52%	Added 2nd Tex Miss pay, initial rate of 1.5 MMcfed, apparent pay behind pipe
Hajek #1	Springer	Exp	28%	22%	Completing, encountered 27’ of apparent Springer pay
House #1	Springer	Exp	28%	23%	Completing, encountered 14’ of apparent Springer pay
Culebra 35 #1RE	Canyon Reef	Dev	100%	80%	Completing, encountered 42’ of apparent net pay, results late December
Palmer 3S #2	Vicksburg	Dev	34%	29%	Sidetrack currently drilling at 12,100’, results expected late December
State Tract 266 #1	Middle Frio	Dev	75%	56%	Currently drilling @ 2,800 feet, offsetting shallow pays in S.T. 254 #1 & B #13
Sullivan C-32	Vicksburg	Exp/Dev	58%	43%	Drilling @ approximately 6,000’, high reserve potential Lower & Upper Vicksburg test
Mills Ranch #1-99S	Hutton	Dev	93%	70%	Expect to commence mid December, potential to extend Mills Ranch Field to east
Hobart 60-4	Gr. Wash	Dev	98%	80%	Expect to commence mid December, offsetting prior completions
State 33 #1	Wolfcamp	Exp	100%	78%	Expect to commence mid December, up to 5 offsets if successful

          Successful Bouldin Lake Field Lower Frio Completion – Brigham recently completed and fracture stimulated the Grisham #1 in the lowest 64 feet of apparent pay at an initial rate of approximately 5.5 MMcf of natural gas and 260 barrels of condensate (7.1 MMcfe) per day with a flowing tubing pressure of approximately 7700 psi.  An additional 30 feet of apparent pay remains behind pipe for future completion.  Brigham operated the drilling and completion of the Grisham #1 with a 50% working interest, and Penn Virginia (NYSE:PVA) participated with a 50% working interest.  Three to four additional wells could be drilled to fully develop the field, the first of which is expected to commence during the first quarter of 2006.

          Alamo Project Lower Frio Completions – Brigham is currently completing the B.K. Dillard #1, which encountered only 4 feet of apparent pay in the Middle Frio behind intermediate pipe.  The high reserve potential primary objectives in the deeper intervals were logged and found to be nonproductive.  Brigham operated the B.K. Dillard #1 with a 75% working interest.

          Completion operations are continuing on Brigham’s recent Imhoff #1 apparent Lower Frio discovery.  Several deeper potential pay intervals that were not included in the well’s original apparent pay count were recently tested and found to be not productive.  Brigham is currently attempting to complete the Imhoff #1 in one of the pay intervals that make up the 24 feet of reported apparent pay, and expects to have results in the next several weeks.   Sempra Energy Production Company is a participant in both the B.K. Dillard #1 and the Imhoff #1 with 25% working interests.

          Triple Crown Field Completion – The Sullivan C-31 was recently recompleted in a shallower Upper Vicksburg interval, the Brigham Sand, at an initial rate of 9.6 MMcf of natural gas and 91 barrels of condensate (10.1 MMcfe) per day with strong flowing tubing pressures.  The Sullivan C-31 was previously successfully completed from two deeper Upper Vicksburg pay intervals at initial rates as high as 6.4 MMcfed.  Given the high pressures and producing rates for the Brigham Sand, the company anticipates commingling the Brigham Sand with the deeper pay intervals at a future date when the pressures are roughly comparable.  The Dawson #2 was the first Triple Crown Field well recompleted in the Brigham Sand, which commenced production at an early rate of 9.3 MMcfed in October and was recently producing approximately 5.3 MMcfe per day.  Brigham currently expects to drill two to three Upper Vicksburg development wells in the Triple Crown Field during 2006.

          Commencement of High Reserve Potential Triple Crown Field Extensional Well - Brigham recently commenced the Sullivan C-32, located approximately 2,000 feet northwest of its six previously drilled Triple Crown Field wells. The Sullivan C-32 is expected to test an adjacent fault block to Triple Crown in the Upper Vicksburg, and is expected to penetrate the Lower Vicksburg structurally high to the two previous Lower Vicksburg completions in the same Lower Vicksburg fault block.   Brigham currently retains a 58% working interest in the Sullivan C-32, though the Company’s working interest could increase to 100%.  If successful, the Sullivan C-32 could add significant new proved reserves to the Triple Crown Field.  With continued drilling success, Brigham estimates that the Triple Crown Field could require more than 20 additional Vicksburg locations to fully develop the field.

          93% WI Mills Ranch Field Reentry – In the next several weeks Brigham expects to commence the reentry and sidetracking of the Mills Ranch #1-99S well.  Brigham initially drilled the Mills Ranch #1-99S in 2004, which encountered the Hunton with strong mud log shows, but the well was subsequently sidetracked after sticking drill pipe.  Subsequent to sidetracking the well apparently crossed a fault, and though it was completed in the Hunton at an initial rate of approximately 8.7 MMcfe per day, production declined sharply.  Brigham expects to sidetrack out of the Mills Ranch #1-99S borehole at a depth of approximately 17,000 feet, and to subsequently directionally drill across the fault to a depth of approximately 21,200 feet.  Results are expected in the second quarter of 2006.

          Bud Brigham, the Chairman, President and CEO stated, “As expected, the Grisham #1 is providing strong confirmation that the Bouldin Lake Field is a meaningful Lower Frio discovery with multiple offsets.  In addition, the Sullivan C-31 appears to be equally as strong as the Dawson #2, continuing our strong performance in the Vicksburg in 2005.  In terms of production, the Grisham #1 and the Sullivan C-31 should contribute to what was already a strong exit to the year.  On the reserve front, we had high hopes for the B.K. Dillard #1, but only found thin potential pay in the shallower section.  However, our high reserve potential program in 2005 is continuing with the currently drilling Sullivan C-32.  Given that it is an extensional well, the Sullivan C-32 provides us with an excellent opportunity for us to prove up additional reserves as we exit the year.”

2005 OPERATIONAL STATISTICS

          Brigham has spud 34 wells thus far in 2005, retaining an average working interest of approximately 58%.  Twenty-nine of these wells have been or are currently being completed, one has been plugged and four are currently drilling.  Including the Mills Ranch #2-98, which began drilling in 2004 and was recently completed, Brigham’s gross and net completion rates thus far in 2005 are 97% and 96% respectively.

About Brigham Exploration

           Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Forward Looking Statement Disclosure

           Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company’s filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

Contact:	John Turner, Director of Finance & Business Development
(512) 427-3300